                                                                     EXHIBIT 4.2


No. W ___                                 VOID AFTER 5:00 P.M. FEBRUARY   , 2002


                                                                        WARRANTS

REDEEMABLE WARRANT CERTIFICATE TO
PURCHASE ONE SHARE OF COMMON STOCK

                             DXP ENTERPRISES, INC.

                                                               CUSIP 233377 11 8

     THIS CERTIFIES THAT, FOR VALUE RECEIVED             or registered assigns
is the registered holder (the "Registered Holder") of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value per share, of DXP Enterprises, Inc., a Texas corporation (the "Company"), at the purchase price (the "Purchase Price") of $11.00 per share at any time prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed with signatures guaranteed by a bank, broker or qualified financial institution, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment in full of the Purchase Price, plus transfer taxes, if any. Payment of the Purchase Price shall be made in lawful money of the United States of America in, at the option of the Registered Holder, cash or by bank or cashier's check made payable to the order of the Company.

     This Warrant Certificate and each Warrant represented hereby is issued pursuant to and is subject in all respects to the terms and conditions set forth
in the Warrant Agreement (the "Warrant Agreement"), dated February   , 1999, by
and between the Company and the Warrant Agent, as such agreement may be amended from time to time, to all of which terms and provisions the Registered Holder consents by acceptance hereof. Each capitalized term used herein but otherwise not defined herein shall have the meaning assigned to it in the Warrant Agreement.

     Upon the happening of certain events provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock issuable upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but the Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fractional interest shall be eliminated. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates in respect of the Warrants not exercised.

     The term "Warrant Expiration Date" shall mean 5:00 P.M., New York, New York
time on the earlier to occur of February   , 2002 and the date immediately
preceding the Redemption Date.

     The Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of this Warrant unless the sale of the shares of Common Stock issuable upon exercise of the Warrants has been registered under the Securities Act of 1933, as amended (the "Act"), or such other actions as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     Prior to the Warrant Expiration Date, subject to the foregoing and to the provisions of the Warrant Agreement, the Registered Holder shall be entitled to exchange this Warrant Certificate with or without other

Warrant Certificates for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent. Upon due presentment for registration or transfer of this Warrant Certificate at such office, and payment of any tax or other charge imposed in connection therewith or incident thereto, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the provisions of the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any of the rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company on thirty days prior written notice, at a redemption price of $0.25 per Warrant, at any time commencing on the Initial Warrant Redemption Date, provided that the average of the (i) closing bid price for the Common Stock in the over-the-counter market as reported by the NASD Automated Quotation System or (ii) closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or (iii) closing sale price in the over-the-counter market as furnished by The National Quotation Bureau, Inc., or NASD historical research department, if the Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by the Nasdaq Stock Market, for thirty consecutive trading days shall have exceeded $15.00 per share of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or reclassifications). Notice of redemption (the "Notice of Redemption") shall be given within fifteen calendar days of the aforementioned thirty consecutive trading days and at least thirty but not more than thirty-five calendar days before the date fixed for redemption to the Registered Holders at their last address as shall appear on the records of the Warrant Agent, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.25 per Warrant upon surrender of this Certificate.

     Under certain circumstances, J.P. Turner & Company, L.L.C., Millennium Financial Group, Inc., HD Brous & Co., Inc. and each of their successors and assigns shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

     Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     This Warrant Certificate is not valid for any purpose until it is countersigned by the Warrant Agent.

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                            DXP ENTERPRISES, INC.

SEAL

                                            By:
                                              ----------------------------------
                                                      David R. Little
                                                         President

                                            By:
                                              ----------------------------------
                                                      Gary A. Allcorn
                                                         Secretary
COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST
COMPANY, as Warrant Agent

By:
    ------------------------------------
           Authorized Officer

                               SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrant

     The undersigned Registered Holder hereby irrevocably elects to exercise
          Warrants represented by this Warrant Certificate, and to purchase the Common Stock of DXP Enterprises, Inc., or its successors, issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
                    (please print or type name and address)

and be delivered to

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                   IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1.    The exercise of this Warrant was solicited by:
      A. J.P. Turner Company, L.L.C.                                  [ ]
      B. Millennium Financial Group, Inc.                             [ ]
      C. HD Brous & Co., Inc.                                         [ ]
2.    The exercise of this Warrant was solicited by        .          [ ]
3.    If the exercise of this Warrant was not solicited, please
      check the following box.                                        [ ]


Dated:                                         X
---------------------------------------------  ---------------------------------------------


                                               ---------------------------------------------
                                                                   Address

                                               ---------------------------------------------
                                               Social Security or Taxpayer
                                               Identification Number

                                               ---------------------------------------------
                                                           Signature Guaranteed

                                               ---------------------------------------------

                                   ASSIGNMENT

To Be Executed by the Registered Holder
in Order to Assign Warrants

     FOR VALUE RECEIVED,                , hereby sells, assigns and transfers
unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
                    (please print or type name and address)

               of the Warrants represented by this Warrant Certificate, and
hereby irrevocably constitutes and appoints           Attorney to transfer this
Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
----------------------------------------------  X
---------------------------------------------------

                          ------------------------------------------------------

                                                    Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE, WHO IS A MEMBER OF THE MEDALLION PROGRAM.